UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2008

MV Oil Trust

(Exact name of registrant as specified in its charter)

Delaware	001-33219	06-6554331
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

919 Congress Avenue
Austin, Texas 78701		78701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 1-800-852-1422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

As publicly reported, on July 22, 2008, SemCrude, L.P. (“SemCrude”) and certain of its affiliates, including Eaglwing, L.P. (“Eaglwing”), voluntarily filed for bankruptcy in the United States Bankruptcy Court for the District of Delaware.  The Bank of New York Trust Company, N.A. (the “Trustee”), as Trustee of MV Oil Trust, has been informed by MV Partners, LLC (“MV Partners”) that SemCrude and Eaglwing purchased substantially all of the crude oil production of the underlying properties, subject to the net profits interest held by MV Oil Trust, for the month of June 2008 and for the first 18 days of July 2008, after which date MV Partners ceased selling crude oil production to such entities.  As of the date of this Report, MV Partners has not received payment for such sales.  Recovery on such accounts receivable will depend on, among other things, the bankruptcy process governing SemCrude and Eaglwing.  MV Partners has informed the Trustee that MV Partners is assessing its rights and alternatives in the bankruptcy process on how best to recover on such accounts receivable.

The Trustee understands that, as a result of such bankruptcy filings, MV Partners is actively considering alternatives for the sale of its crude oil production.  Consistent with past practice, MV Partners would expect any future purchaser or purchasers to handle the administrative aspects of the revenue distribution process associated with such crude oil sales, based on required royalty payments and related division orders.  As such, MV Partners may incur additional time delays for the sale of crude oil production as a result of establishing such administrative processes with such new purchasers.  The Trustee further understands that, in the interim, MV Partners is temporarily shutting-in a portion of its oil production, pending the outcome of such marketing efforts.  MV Partners has informed the Trustee that MV Partners expects to be back to normal production as soon as practicable and, in any event, within the next couple of weeks after the filing of this Report.

The cash proceeds received by MV Oil Trust are based upon the net proceeds attributable to MV Partner’s interest from the sale of production from the underlying properties.  Absent collection of the receivables for crude oil sales of MV Partners during June and July, and pending the new arrangements for MV Partners selling crude oil production to other purchasers, the anticipated third quarterly distribution in October 2008 by MV Oil Trust is expected to be substantially adversely impacted, and there may not then exist sufficient net proceeds to make any such distribution.  There may also be a continuing impact on the quarterly distribution payable in January 2009.  At this time, the ultimate outcome of these various matters cannot be determined.

Pursuant to General Instruction B.2 of Form 8-K, the information included herein is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing by MV Oil Trust under the Exchange Act or the Securities Act of 1933, as amended, but is instead “furnished” for purposes of that instruction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MV Oil Trust

By: The Bank of New York Trust Company, N.A., as Trustee

Date: July 24, 2008	By:	/s/ Mike Ulrich
Mike Ulrich
Vice President